UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2007

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a)           Former independent registered public accounting firm

On May 18, 2007 (the “Auditor Change Date”), the Audit Committee of the Board of Directors of Centennial Bank Holdings, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.  KPMG was notified of such dismissal on May 21, 2007.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2006 contained an explanatory paragraph with respect to the restatement of the Company’s consolidated statement of cash flows for the year ended December 31, 2005.  The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with KPMG’s audits for the years ended December 31, 2006 and 2005, and the subsequent interim period through the Auditor Change Date, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports.  In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the years ended December 31, 2006 and 2005 and the subsequent interim period through the Auditor Change Date, except for the following:

•                  As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company restated its previously issued consolidated statements of cash flows for the year ended December 31, 2005 as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the nine-month periods ended September 30, 2006 and 2005, the six-month periods ended June 30, 2006 and 2005, and the three-month periods ended March 31, 2006 and 2005 as set forth in the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2006, June 30, 2006, March 31, 2006, respectively.  The cash flow restatements solely related to the presentation of cash and cash equivalents held at Collegiate Peaks Bank, which the Company acquired in December 2004 and sold in November 2006.

•                  As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in connection with the cash flow restatements, the Company’s disclosure controls and procedures were determined to be ineffective as of December 31, 2005 and March 31, June 30 and September 30, 2006, due to a

                        material weakness in internal control over financial reporting relating to the Company’s review procedures over the consolidated statements of cash flows.  No such material weakness existed as of December 31, 2006.

The Audit Committee discussed the above events with KPMG.  The Company has authorized KPMG to respond fully to the inquiries of the successor accountant concerning these events.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements noted above.  A copy of the letter, dated May 23, 2007, from KPMG is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           New independent registered public accounting firm

On May 18, 2007, the Audit Committee approved the selection and appointment of Crowe Chizek and Company LLC (“Crowe”), effective immediately, as the Company’s independent registered public accounting firm to audit the Company’s financial statements beginning with the financial statements as of and for the year ending December 31, 2007 and to review the Company’s interim financial statements beginning with the financial statements as of and for the quarter ending June 30, 2007.

During the Company’s two most recent fiscal years and the period through the Auditor Change Date, neither the Company nor anyone on its behalf consulted with Crowe regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report or oral advice provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

16.1                           Letter, dated May 23, 2007, from KPMG LLP to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Paul W. Taylor
Name:	Paul W. Taylor
Title:	Executive Vice President and Chief Financial Officer

Date:  May 24, 2007